FIRST AMENDMENT
TO THE
LABORATORY CORPORATION OF AMERICA HOLDINGS
2016 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated Effective January 1, 2022

THIS FIRST AMENDMENT to the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan was made on the 1st day of May, 2023.

WHEREAS, Laboratory Corporation of America Holdings, a Delaware corporation (the Company”) created the Laboratory Corporation of America Holdings Amended and Restated 2016 Employee Stock Purchase Plan (the “Plan”) with an original effective date of May 11, 2016; and

WHEREAS, pursuant to Section 13(b) of the Plan, the Company has the right to amend the Plan; and

WHEREAS, the Compensation and Human Capital Committee of the Board of Directors of the Company approved the adoption of a new definition of “Fair Market Value” under the Plan on the 1st day of May, 2023.

RESOLVED, that effective as of the 1st day of May, 2023, the definition of “Fair Market Value” under the Plan shall be amended to read as follows:

“(l) “Fair Market Value” shall mean the value of each share of Stock subject to the Plan on a given date determined as follows: (i) if on such date the shares of Stock are listed on an established national or regional stock exchange or are publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the average of the high and low sales price of the Stock on such exchange or in such market (the exchange or market selected by the Administrator if there is more than one such exchange or market) on such date or, if such date is not a Trading Day, on the Trading Day immediately preceding such date, or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported; or (ii) if the shares of Stock are not listed on such an exchange or traded on such a market, the Fair Market Value of the shares of Stock shall be determined by the Board in good faith.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed as of the date first written above.

                        Laboratory Corporation of America Holdings

                        By: /s/ Sandra van der Vaart
                         Sandra D. van der Vaart
                         Executive Vice President and Chief Legal Officer